Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

1)Registration Statement (Form S-8 No. 333-238807) pertaining to the CSX Corporation 401(K) Plan,
2)Registration Statement (Form S-8 No. 333-231259) pertaining to the CSX 2019 Stock and Incentive Award Plan,
3)Registration Statement (Form S-8 No. 333-226248) pertaining to the CSX Corporation 2018 Employee Stock Purchase Plan,
4)Registration Statement (Form S-8 No. 333-201172) pertaining to the CSX Directors’ Deferred Compensation Plan,
5)Registration Statements (Form S-8 Nos. 333-201167 and 333-251550) pertaining to the CSX Executives’ Deferred Compensation Plan,
6)Registration Statement (Form S-8 No. 333-166769) pertaining to the 2010 CSX Stock and Incentive Award Plan,
7)Registration Statement (Form S-8 No. 333-160652) pertaining to the CSX Corporation Capital Builder Plan,
8)Registration Statement (Form S-8 No. 333-110589) pertaining to the 2002 Deferred Compensation Plan of CSX Corporation and Affiliated Companies,
9)Registration Statement (Form S-8 No. 333-160651) pertaining to the CSX Omnibus Incentive Plan,
10)Registration Statement (Form S-8 No. 033-57029) pertaining to the 1987 Long-Term Performance Stock Plan, and
11)Registration Statement (Form S-3 No. 333-285319) pertaining to (i) CSX Corporation’s Debt Securities, Warrants, Preferred Stock, Common Stock, Depositary Shares, Purchase Contracts, Units, Guarantees of Debt Securities of CSX Transportation, Inc. and Guarantees of Trust Preferred Securities Of CSX Capital Trust I, (ii) CSX Transportation, Inc.’s Debt Securities and (iii) CSX Capital Trust I’s Trust Preferred Securities;

of our reports dated February 12, 2026, with respect to the consolidated financial statements of CSX Corporation and the effectiveness of internal control over financial reporting of CSX Corporation included in this Annual Report (Form 10-K) of CSX Corporation for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Jacksonville, Florida
February 12, 2026